Exhibit 99.1

Gibraltar Reports Record Quarterly Sales and Best-Ever Third-Quarter Earnings; Net Income of $8.0 Million is the Highest for Any Third
Quarter in Company History

    BUFFALO, N.Y.--(BUSINESS WIRE)--Oct. 27, 2003--Gibraltar (Nasdaq:
ROCK) today reported its sales and earnings for the three and nine months ended September 30, 2003.
    Sales of $208.0 million increased by approximately 20 percent from $173.2 million in the third quarter of 2002, and were the highest for any quarter in the Company's history. Sales in the first nine months of 2003 were $573.0 million, a nine-month record, and an increase of 17 percent from $489.4 million in the first nine months of 2002.
    Net income of $8.0 million was a third-quarter record, and increased 12 percent compared to $7.1 million in the third quarter of 2002. For the first nine months of 2003, net income was $21.1 million, also a nine-month record, and an increase of 10 percent compared to $19.1 million in the first nine months of 2002.
    Earnings per share in the third quarter of 2003 were $.49, an increase of 11 percent from $.44 per share in the third quarter of 2002, on approximately the same number of weighted average shares outstanding. During the first nine months of 2003, earnings per share were $1.31, a five percent increase from $1.25 in the first nine months of 2002, on a five percent increase in weighted average shares outstanding as a result of Gibraltar's successful completion of its secondary stock offering of 3,150,000 shares in March 2002.
    "We generated record sales and our best-ever third-quarter earnings in an economy that - while showing signs of improvement - clearly has a long way to go to get back to full health. We continue to operate below peak levels, so there is considerable upside to our sales and earnings potential as the economy resumes strong and sustained growth," said Brian J. Lipke, Gibraltar's Chairman and Chief Executive Officer.
    "Even with a struggling economy, Gibraltar has been able to produce solid results in the first nine months of this year, unlike many of its competitors," said Mr. Lipke. "The accretive acquisitions of Construction Metals, acquired on April 1, and Air Vent, acquired on May 1, which add approximately $100 million to our annual sales, contributed to this year's success. We also paid down approximately $30 million in debt during the third quarter, reducing our net debt to total capital to 47.4 percent at September 30, 2003.
    "As we approach our tenth anniversary as a public company (Gibraltar completed its initial public offering on November 4, 1993), we continue to focus on those goals that brought us success throughout our first decade: generating consistent sales and earnings growth; shifting a greater share of our business into higher-value added, higher-margin processes, products, and services; diversifying and broadening our customer base, geographic reach, and business mix; and improving our returns on sales, shareholders' equity, and investment," said Mr. Lipke.
    "We are proud of our performance during our first ten years as a public company, especially the steps we took to make our company stronger, not just bigger. Our strategic diversification allowed us to consistently generate profitable growth, even when the economy weakened. And today, we have more opportunities to strategically grow and strengthen our business, through our existing operations and with additional acquisitions, than at any point in our history," said Mr. Lipke.
    Looking ahead, Mr. Lipke said that, "The fourth quarter is historically our slowest period due to the reduced number of shipping days as a result of holidays and plant shutdowns by our customers in the automotive industry, and seasonal slowing in the building industry due to weather conditions. This year, the normal seasonality will be impacted by fourth-quarter production schedules by the automotive companies that are below year-ago levels. Barring a significant change in business conditions, we expect our fourth-quarter earnings per share will be in the range of $.24 to $.30, compared to $.29 in the fourth quarter of 2002, on approximately the same number of weighted average shares outstanding, which would result in 2003 being a record year for sales and earnings.
    "As we look ahead to the coming year, we see an increasing number of positives, with an improving economy, interest rates hovering near historic lows, the housing market showing sustained strength, and aggressive growth plans from some of our largest customers. Coupled with our focus on cost reduction - and as we further develop the synergies from our newest acquisitions - we look at 2004 with increasing optimism," said Mr. Lipke.
    Gibraltar is one of North America's leading metal processors, a manufacturer of more than 5,000 steel and other metal products, and North America's second-largest commercial heat treater. The Company serves approximately 10,000 customers in a variety of industries in all 50 states, Canada, and Mexico. It has approximately 3,900 employees and operates 67 facilities in 26 states, Canada, and Mexico.
    Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: the impact of changing steel prices on the Company's results of operations; changing demand for the Company's products; risks associated with the integration of acquisitions; and changes in interest or tax rates.

    Gibraltar will review its third-quarter results and discuss its outlook for the fourth quarter during its quarterly conference call, which will be held at 2 p.m. Eastern Time on October 27. Investors and the general public are invited to listen to an Internet Web cast of the call, details of which can be found on Gibraltar's Web site, (www.gibraltar1.com).

    CONTACT: Kenneth P. Houseknecht, Director of Investor Relations, at 716/826-6500, khouseknecht@gibraltar1.com.

    Gibraltar's news releases, along with comprehensive information about the Company, are available on the Internet, at www.gibraltar1.com.


                     GIBRALTAR STEEL CORPORATION
                         Financial Highlights
                (in thousands, except per share data)

                                        Three Months Ended
                             September 30, 2003    September 30, 2002
                            --------------------  --------------------
                                 (unaudited)          (unaudited)

Net Sales                  $            208,033  $            173,160
Net Income                 $              7,978  $              7,111
Net Income Per Share-Basic $                .50  $                .45
Weighted Average Shares
 Outstanding-Basic                       16,041                15,981
Net Income Per Share-
 Diluted                   $                .49  $                .44
Weighted Average Shares
 Outstanding-Diluted                     16,229                16,234

                                           Nine Months Ended
                             September 30, 2003    September 30, 2002
                            --------------------  --------------------
                                  (unaudited)           (unaudited)

Net Sales                  $            572,971  $            489,393
Net Income                 $             21,133  $             19,151
Net Income Per Share-Basic $               1.32  $               1.27
Weighted Average Shares
 Outstanding-Basic                       15,967                15,039
Net Income Per Share-
 Diluted                   $               1.31  $               1.25
Weighted Average Shares
 Outstanding-Diluted                     16,122                15,289



                     GIBRALTAR STEEL CORPORATION

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                        September 30,    December 31,
                                             2003            2002
                                        --------------  --------------
                                         (unaudited)       (audited)
Assets
------
Current assets:
     Cash and cash equivalents         $        5,227  $        3,662
     Accounts receivable                      123,943          87,772
     Inventories                              112,803         106,155
     Other current assets                       7,623           5,405
                                        --------------  --------------
      Total current assets                    249,596         202,994

Property, plant and equipment, net            249,078         231,526
Goodwill                                      255,853         133,452
Other assets                                   10,120           8,596
                                        --------------  --------------
                                       $      764,647  $      576,568
                                        ==============  ==============

Liabilities and Shareholders' Equity
------------------------------------
Current liabilities:
     Accounts payable                  $       58,887  $       42,074
     Accrued expenses                          35,844          22,050
     Current maturities of long-term
      debt                                     14,848             624
                                        --------------  --------------
       Total current liabilities              109,579          64,748

Long-term debt                                277,338         166,308
Deferred income taxes                          52,712          44,656
Other non-current liabilities                   7,054           7,739
Shareholders' equity:
     Preferred shares                               -               -
     Common shares                                162             160
     Additional paid-in capital               128,675         124,825
     Retained earnings                        191,188         172,147
     Accumulated comprehensive loss            (1,857)         (2,560)
     Unearned compensation                       (859)         (1,086)
     Currency translation adjustment              655            (369)
                                        --------------  --------------
       Total shareholders' equity             317,964         293,117
                                        --------------  --------------
                                       $      764,647  $      576,568
                                        ==============  ==============



                      GIBRALTAR STEEL CORPORATION

              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (in thousands, except per share data)

                      Three Months Ended          Nine Months Ended
                         September 30,               September 30,
                      2003          2002         2003           2002
                  ------------  ------------ ------------ ------------
                   (unaudited)   (unaudited)  (unaudited)  (unaudited)
Net sales       $    208,033  $    173,160  $   572,971  $    489,393

Cost of sales        164,967       138,517      460,118       392,139
                  ------------  ------------ ------------ ------------
  Gross profit        43,066        34,643      112,853        97,254

Selling,
 general and
 administra-
 tive expense         25,776        19,885       67,394        57,359
                  ------------  ------------ ------------ ------------
  Income from
   operations         17,290        14,758       45,459        39,895

Interest
 expense               3,994         2,806       10,238         7,708
                  ------------  ------------ ------------ ------------
  Income before
   taxes              13,296        11,952       35,221        32,187

Provision for
 income taxes          5,318         4,841       14,088        13,036
                  ------------  ------------ ------------ ------------
  Net income    $      7,978  $      7,111  $    21,133  $     19,151
                  ============  ============ ============ ============
Net income per
 share - Basic  $        .50  $        .45  $      1.32  $       1.27
                  ============  ============ ============ ============
Weighted
 average shares
 outstanding -
 Basic                16,041        15,981       15,967        15,039
                  ============  ============ ============ ============
Net income per
 share -
 Diluted        $        .49  $        .44  $      1.31  $       1.25
                  ============  ============ ============ ============
Weighted
 average shares
 outstanding -
 Diluted              16,229        16,234       16,122        15,289
                  ============  ============ ============ ============



                     GIBRALTAR STEEL CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)

                                                 Nine Months Ended
                                                    September 30,
                                                 2003         2002
                                             ------------ ------------
                                              (unaudited)  (unaudited)

Cash flows from operating activities
------------------------------------
Net income                                  $     21,133 $     19,151
Adjustments to reconcile net income to net
 cash provided by operating activities:
Depreciation and amortization                     16,711       15,255
Provision for deferred income taxes                3,577        3,809
Undistributed equity investment income               118          241
Tax benefit from exercise of stock options           823          146
Unearned compensation                                176          168
Other noncash adjustments                            165           32
Increase (decrease) in cash resulting from
   changes in (net of acquisitions):
     Accounts receivable                         (22,282)     (25,806)
     Inventories                                   5,784      (19,541)
     Other current assets                         (1,212)      (1,279)
     Accounts payable and accrued expenses        16,993       21,153
     Other assets                                   (105)      (3,260)
                                             ------------ ------------

       Net cash provided by operating
        activities                                41,881       10,069
                                             ------------ ------------

Cash flows from investing activities
------------------------------------
Acquisitions, net of cash acquired               (84,228)      (8,847)
Purchases of property, plant and equipment       (16,544)     (11,699)
Net proceeds from sale of property and
 equipment                                           356        1,235
                                             ------------ ------------

     Net cash used in investing activities      (100,416)     (19,311)
                                             ------------ ------------

Cash flows from financing activities
------------------------------------
Long-term debt reduction                         (56,491)    (116,350)
Proceeds from long-term debt                     115,471       71,234
Payment of dividends                              (2,002)      (1,629)
Net proceeds from issuance of common stock         3,122       53,647
                                             ------------ ------------

     Net cash provided by financing
      activities                                  60,100        6,902
                                             ------------ ------------

     Net increase (decrease) in cash and
      cash equivalents                             1,565       (2,340)

Cash and cash equivalents at beginning of
 year                                              3,662        8,150
                                             ------------ ------------

Cash and cash equivalents at end of period  $      5,227 $      5,810
                                             ============ ============



                     GIBRALTAR STEEL CORPORATION
                         Segment Information
                            (in thousands)

                              Three Months Ended September 30,
                     -------------------------------------------------
                                                  Increase(Decrease)
                        2003         2002           $            %
                     ----------   ----------   ----------   ----------
                    (unaudited)  (unaudited)

Net Sales
 Processed steel
  products         $    62,658  $    70,475  $    (7,817)       -11.1%
 Building products     123,421       81,259       42,162         51.9%
 Heat treating          21,954       21,426          528          2.5%

Total Sales        $   208,033  $   173,160  $    34,873         20.1%

Income (loss) from
 Operations
 Processed steel
  products         $     4,628  $     8,378  $    (3,750)       -44.8%
 Building products      15,946        7,237        8,709        120.3%
 Heat treating           1,712        2,367         (655)       -27.7%
 Corporate              (4,996)      (3,224)      (1,772)       -55.0%

Total Operating
 Income            $    17,290  $    14,758  $     2,532         17.2%

Operating Margin
 Processed steel
  products                 7.4%        11.9%
 Building products        12.9%         8.9%
 Heat treating             7.8%        11.0%

                               Nine Months Ended September 30,
                     -------------------------------------------------
                                                  Increase(Decrease)
                        2003         2002           $            %
                     ----------   ----------   ----------   ----------
                    (unaudited)  (unaudited)

Net Sales
 Processed steel
  products         $   203,371  $   204,109  $      (738)         -.4%
 Building products     303,700      225,565       78,135         34.6%
 Heat treating          65,900       59,719        6,181         10.4%

Total Sales        $   572,971  $   489,393  $    83,578         17.1%

Income (loss) from
 Operations
 Processed steel
  products         $    19,422  $    24,658  $    (5,236)       -21.2%
 Building products      31,936       18,046       13,890         77.0%
 Heat treating           6,995        7,694         (699)         9.1%
 Corporate             (12,894)     (10,503)      (2,391)       -22.8%

Total Operating
 Income            $    45,459  $    39,895  $     5,564         13.9%

Operating Margin
 Processed steel
  products                 9.6%        12.1%
 Building products        10.5%         8.0%
 Heat treating            10.6%        12.9%

    CONTACT: Gibraltar
             Kenneth P. Houseknecht, 716-826-6500
             khouseknecht@gibraltar1.com